                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         SunGard Data Systems Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                         SunGard Data Systems Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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Notes:

                     [LETTERHEAD OF SUNGARD APPEARS HERE]

April 3, 1995



Dear Stockholder:

You are cordially invited to attend the 1995 Annual Meeting of Stockholders of SunGard Data Systems Inc., which will be held on Monday, May 8, 1995, beginning at 9:00 a.m., at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania. The official notice of the meeting, together with a proxy statement and proxy card, is enclosed. Please give this information your careful attention.

Your participation in the Company's affairs is important. To assure your representation at the meeting, whether or not you expect to be present, please date and sign the enclosed proxy card and return it as soon as possible in the envelope provided. Also, please indicate on the proxy card whether you plan to attend the meeting.

Your copy of the Company's 1994 Annual Report also is enclosed. We appreciate your interest in the Company.


Sincerely,

 s/James L. Mann

James L. Mann
Chairman, President and
Chief Executive Officer

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN YOUR + + PROXY CARD AND PROMPTLY RETURN IT IN THE REPLY ENVELOPE PROVIDED (WHICH + + REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES). IF YOU RECEIVE + + MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED + + DIFFERENTLY, THEN PLEASE DATE, SIGN AND RETURN ALL OF THEM. THANK YOU. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                           SunGard Data Systems Inc.
                              1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                (610) 341-8700


                 --------------------------------------------
                 | NOTICE OF ANNUAL MEETING OF STOCKHOLDERS |
                 |              MAY 8, 1995                 |
                 --------------------------------------------


To Our Stockholders:

The 1995 Annual Meeting of Stockholders of SunGard Data Systems Inc. will be held at 9:00 a.m. local time, on Monday, May 8, 1995, at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, for the following purposes:

  1. To elect directors.

  2. To vote on approval of an Amendment to the Company's 1986 Stock Option Plan extending the term of the Plan.

  3. To vote on ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1995.

  4. To act upon such other business as may properly come before the meeting.

Only holders of the Company's common stock at the close of business on March 15, 1995 are entitled to receive notice of the meeting and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to date and sign the enclosed proxy card and promptly return it in the enclosed reply envelope (which requires no postage if mailed in the United States).


By Order of the Board of Directors,

 s/Lawrence A. Gross

Lawrence A. Gross
Vice President and General Counsel,
Secretary


April 3, 1995

                           SunGard Data Systems Inc.
                              1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                (610) 341-8700



                                PROXY STATEMENT


This proxy statement and the accompanying proxy card are being furnished to the stockholders of SunGard Data Systems Inc. in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the 1995 Annual Meeting of Stockholders or at any adjournment or postponement of the meeting. These proxy materials are first being mailed to stockholders on or about April 3, 1995.

Proxies in the form enclosed, if properly submitted and not revoked, will be voted as directed on the proxies. Any proxy not directing to the contrary will be voted "for" the election of the named nominees as directors and "for" approval of each of the other proposals. Sending in a signed proxy does not affect a stockholder's right to attend the meeting and vote in person, since the proxy is revocable. Any stockholder who submits a proxy may revoke it at any time before it is voted by delivering a later-dated proxy or a written notice of revocation to the Secretary of the Company at the Company's headquarters or at the meeting.

At the close of business on March 15, 1995, the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the 1995 Annual Meeting, the Company's outstanding voting securities consisted of 18,750,103 shares of common stock, held by approximately 2,200 stockholders of record. In order for a quorum to be present at the 1995 Annual Meeting, a majority of the outstanding shares of the Company's common stock as of the close of business on the record date must be present in person or represented by proxy at the meeting. All such shares that are present in person or represented by proxy at the meeting will be counted in determining whether a quorum is present, no matter how the shares are voted or whether they abstain from voting or are broker non-votes.

Holders of common stock are entitled to one vote per share. The election of directors will be determined by a plurality vote, with the eight nominees receiving the most "for" votes being elected. Approval of each of the other proposals requires that a majority of the quorum vote "for" the proposal. An abstention or broker non-vote on any proposal other than the election of directors, therefore, will have the same legal effect as an "against" vote, although some persons analyzing the voting results may interpret these actions differently.

The Company will pay the cost of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, or by telephone, facsimile or similar means, by directors, officers or employees of the Company without additional compensation. In addition, D. F. King & Co., Inc. will provide solicitation services to the Company for a fee of approximately $4,000 plus out-of-pocket expenses. The Company will, on request, reimburse stockholders who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

Eight directors are to be elected at the 1995 Annual Meeting to serve for one-year terms until the 1996 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are serving as directors of the Company. The Company knows of no reason why any nominee would be unable to serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may designate, or the Board may reduce the number of directors to eliminate the vacancy.

The following information about the Company's nominees for election as directors is based, in part, upon information furnished by the nominees.

- ------------------------------------------------------------------------------------------------------------------------------------

    Nominee and Current Positions with the Company     Age                     Principal Occupations and Employment
====================================================================================================================================

 Gregory S. Bentley                                    39         Vice President (since 1991), Bentley Systems, Inc., Exton, PA
    Director (since 1991)                                         (engineering software company); President (1983 to 1991), SunGard
    Member, Audit Committee                                       Capital Markets Inc., a subsidiary of the Company since 1987.
- ------------------------------------------------------------------------------------------------------------------------------------

 Michael C. Brooks                                     50         Managing Partner (since 1993) and General Partner (since 1985),
    Director (since 1985)                                         J. H. Whitney & Co., New York, NY (venture capital firm).
    Chairman, Compensation Committee
    Member, Executive Committee
- ------------------------------------------------------------------------------------------------------------------------------------

 Albert A. Eisenstat                                   64         Private investor (since 1993); Executive or Senior Vice President
    Director (since 1991)                                         (1985 to 1993) and Vice President and General Counsel (1980 to
    Member, Compensation                                          1987), Apple Computer, Inc., Cupertino, CA (computer and software
    Committee                                                     company).
- ------------------------------------------------------------------------------------------------------------------------------------

 Bernard Goldstein                                     64         Managing Director (since 1979), Broadview Associates, L. P.,
    Director (since 1994)                                         Fort Lee, NJ (investment banking firm).
    Member, Compensation Committee
- ------------------------------------------------------------------------------------------------------------------------------------

 James L. Mann                                         60         Chairman of the Board (since 1987) and President and Chief
    Director (since 1983)                                         Executive Officer (since 1986) of the Company; President and Chief
    Chairman, Executive Committee                                 Operating Officer (1983 to 1985) of the Company.
    Chairman of the Board, President
    and Chief Executive Officer
- ------------------------------------------------------------------------------------------------------------------------------------

 Michael Roth                                          63         Of Counsel (since 1989), Rosenman & Colin, New York, NY (law
    Director (since 1991)                                         firm); Partner (1979 to 1989), Shea & Gould, New York, NY (law
    Member, Audit Committee                                       firm).
- ------------------------------------------------------------------------------------------------------------------------------------

 Malcolm I. Ruddock                                    52         Treasurer (since 1989), Director of Finance (1988 to 1989) and
    Director (since 1983)                                         Director of Acquisitions and Divestments (1979 to 1988), Sun
    Chairman, Audit Committee                                     Company, Inc., Philadelphia, PA (independent refiner and
    Member, Executive Committee                                   marketer).
- ------------------------------------------------------------------------------------------------------------------------------------

 Lawrence J. Schoenberg                                62         Director of public companies (since 1990); Chairman (1967 to
    Director (since 1991)                                         1991) and Chief Executive Officer (1967 to 1990), AGS Computers,
    Member, Audit Committee                                       Inc., Mountainside, NJ (software and computer services company).
- ------------------------------------------------------------------------------------------------------------------------------------


Mr. Brooks also is a director of P-COM, Inc. Mr. Eisenstat also is a director of Commercial Metals Company. Mr. Goldstein also is a director of Apple Computer, Inc., Franklin Electronic Publishers Inc.

and SPSS, Inc. Mr. Schoenberg also is a director of Government Technology Services Inc., Forecross Corporation, Merisel Inc. and PennAmerica Group Inc.

Board of Directors and Committee Meetings

During 1994, the Board of Directors held four meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Executive Committee held one meeting. The Board of Directors does not have a standing Nominating Committee. During 1994, each director attended 100% of the total number of meetings of the Board of Directors and Committees on which he served.

The Audit Committee reviews the Company's accounting and financial practices and policies and the scope and results of the Company's external and internal audits. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent public accountants and administers the Company's business conduct, conflict of interest and related policies.

The Compensation Committee establishes the compensation policies for executive officers of the Company, evaluates and approves the compensation of the chief executive officer and reviews his recommendations as to the compensation of the other executive officers. The Compensation Committee also administers the Company's stock option, purchase and award plans. Only outside directors who are not employees of the Company may serve on the Compensation Committee.

The Executive Committee reviews certain aspects of transactions and policies that have been generally approved by the Board of Directors. The Executive Committee also is authorized to exercise the powers of the Board of Directors during the intervals between Board meetings, except those powers that are prohibited by law from being delegated.

Director Compensation

Directors who are employees of the Company do not receive additional compensation for serving on the Board of Directors or Committees. Each outside director receives an annual fee of $6,000, fees of $2,000 for each quarterly meeting of the Board of Directors attended and $500 for each other Board meeting attended, and reimbursement of applicable travel and other expenses. Before 1995, no additional fees were paid for attendance at Committee meetings. Beginning in 1995, each outside director Committee chairman will receive an annual fee of $2,000, and each outside director Committee member will receive fees of $1,000 for each Committee meeting attended.

Under the Company's Restricted Stock Award Plan for Outside Directors, restricted stock awards are automatically granted to "outside directors" -- those who are not, and were not during the twelve months before election to the Board, officers or employees of the Company. Each outside director automatically receives an award of 5,000 shares upon initial election to the Board, and will automatically receive additional awards of 5,000 shares upon reelection as an outside director every fifth year thereafter.

The shares awarded are subject to transfer restrictions until they vest, at the rate of 1,000 shares per year, on the dates of the Company's next five Annual Meetings following the date of grant. If an outside director dies or is permanently disabled, or if a change in control of the Company occurs, then all remaining unvested shares immediately vest. If an outside director's directorship terminates for any other reason, then all remaining unvested shares are forfeited. At the 1994 Annual Meeting, Mr. Goldstein received his initial restricted stock award for 5,000 shares of common stock.

The Company has entered into indemnification agreements, in the form approved by the stockholders, with the Company's directors and officers.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains certain information about the beneficial ownership of the Company's common stock as of March 15, 1995 (the record date) by each person who is known by the Company to beneficially own more than 5% of the Company's common stock, by each of the Company's directors, by each of the Company's executive officers named in the Summary Compensation Table below, and by all of the Company's directors and executive officers as a group.

- -----------------------------------------------------------------------------------------------------------------------
                                                              Number of Shares Beneficially Owned           Percent
          Name of Beneficial Owner or Group        ------------------------------------------------------     of
                                                                          Voting or          Right to      Class/(4)/
                                                        Direct/(1)/  Investment Power/(2)/  Acquire/(3)/
=======================================================================================================================
First Union Corporation                                          --       937,300   /(6)/            --         5.0%
First Union National Bank of North Carolina/(5)/
   11 Tobey Village Office Park
   Pittsford, New York 14534
- -----------------------------------------------------------------------------------------------------------------------
FMR Corp./(5)/                                                   --     2,432,750   /(7)/            --        13.0%
Edward C. Johnson 3d, Chairman, FMR Corp.
   82 Devonshire Street
   Boston, Massachusetts 02109
- -----------------------------------------------------------------------------------------------------------------------
T. Rowe Price Associates, Inc./(5)/                              --     1,448,800   /(8)/            --         7.7%
   100 E. Pratt Street
   Baltimore, Maryland 21202
- -----------------------------------------------------------------------------------------------------------------------
Kenneth R. Adams (executive officer)                          3,760         1,225   /(9)/        12,969          --
- -----------------------------------------------------------------------------------------------------------------------
Gregory S. Bentley (director)                                62,439            --                    --          --
- -----------------------------------------------------------------------------------------------------------------------
Michael C. Brooks (director)                                  6,000            --                    --          --
- -----------------------------------------------------------------------------------------------------------------------
Cristobal I. Conde (executive officer)                      108,073            --                 5,000          --
- -----------------------------------------------------------------------------------------------------------------------
Philip L. Dowd (executive officer)                           54,208         6,668                63,000          --
- -----------------------------------------------------------------------------------------------------------------------
Albert A. Eisenstat (director)                                5,000            --                    --          --
- -----------------------------------------------------------------------------------------------------------------------
Bernard Goldstein (director)                                  9,500           500                    --          --
- -----------------------------------------------------------------------------------------------------------------------
Lawrence A. Gross (executive officer)                         2,182            --                28,155          --
- -----------------------------------------------------------------------------------------------------------------------
James L. Mann (director and chief executive officer)        230,872            --                68,568         1.6%
- -----------------------------------------------------------------------------------------------------------------------
Michael Roth (director)                                       5,000            --                    --          --
- -----------------------------------------------------------------------------------------------------------------------
Malcolm I. Ruddock (director)                                 6,000            --                    --          --
- -----------------------------------------------------------------------------------------------------------------------
Lawrence J. Schoenberg (director)                             4,438            --                    --          --
- -----------------------------------------------------------------------------------------------------------------------
All 18 directors and executive officers                     508,645         8,453   /(9)/       275,912         4.2%
- -----------------------------------------------------------------------------------------------------------------------

(1) Shares held in the beneficial owner's name or jointly with others, or in the name of a broker, bank, nominee or trustee for the beneficial owner's account, including shares held under the Company's Employee Stock Purchase Plan. Includes 2,000, 4,000, 2,000, 1,000, 2,000, 5,000, 560, 62,500,
     2,000, 2,000 and 2,000 restricted shares held by Messrs. Adams, Bentley, Brooks, Dowd, Eisenstat, Goldstein, Gross, Mann, Roth, Ruddock and Schoenberg, respectively, and 87,160 restricted shares held by all directors and executive officers as a group, that are subject to transfer restrictions and forfeiture under the Company's restricted stock plans.

(2) Shares for which the beneficial owner has or may be deemed to have sole or shared voting and/or investment power.

(3) Shares which the beneficial owner has the right to acquire within 60 days after the record date by exercising stock options. Includes 1,000, 10,000, 7,210 and 3,568 unvested shares that may be acquired by Messrs. Conde, Dowd, Gross and Mann, respectively, and 50,878 unvested shares that may be acquired by all executive officers as a group which, if acquired, would be subject to transfer restrictions and repurchase by the Company under the Company's stock option plans.

(4) Unless otherwise indicated, the beneficial ownership of any named person does not exceed one percent of the outstanding shares of common stock.

(5) Each of these beneficial owners, and/or one of its affiliates, is a customer of the Company, having purchased the Company's software products and computer services in the ordinary course of business.

(6) Based upon a Schedule 13G, dated February 13, 1995, filed by the beneficial owners.

(7) Based upon a Schedule 13G, Amendment No. 1, dated February 13, 1995, filed by the beneficial owners.

(8) Based upon a Schedule 13G, Amendment No. 3, dated February 14, 1995, filed by T. Rowe Price Associates, Inc. ("Price Associates"). Includes shares owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote. Price Associates disclaims beneficial ownership of these shares.

(9) Includes 1,225 shares held by members of the immediate family of Mr. Adams as to which beneficial ownership is disclaimed.


                             EXECUTIVE COMPENSATION

Compensation Committee Report

The Company's compensation policies for executive officers, as determined by the Compensation Committee, are to (1) provide competitive compensation packages so as to attract and retain superior executive talent, (2) link a significant portion of compensation to financial results, so as to reward successful performance, and (3) provide long-term equity based compensation, so as to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of the Company's executive officer compensation program are base salary, annual cash incentive payments, periodic stock options and awards, and, beginning in 1994, long-term performance based incentive awards for the chief executive officers of the Company's five operating business groups.

The primary factor used to set cash compensation for the Company's executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to the Company. An independent compensation consultant, whose services are available to the Compensation Committee, assists the Company with this analysis of competitive compensation. Although the broader group of companies covered by this analysis includes most of the companies contained in the S&P Computer Software and Services Index (see Performance Graph), the Index companies are not separately analyzed for compensation purposes because, by themselves, they do not provide a large enough statistical sample.

The Company's policy is to pay its executive officers at or somewhat above competitive compensation averages for comparable positions. Compensation levels for individual executive officers, however, may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure with the Company and historical compensation levels. In applying the analysis of competitive compensation, the Company focuses on total cash compensation. The split between base salary and annual cash incentive payment also is based upon that analysis, but it tends to be somewhat more influenced by individual factors such as the executive's position and historical compensation levels. Generally, previously granted stock options and restricted stock awards are not considered in setting cash compensation levels.

The performance goals for executive officers' 1994 annual cash incentive plans were set at the beginning of the year and took into account the Company's overall financial goals for 1994. For corporate officers, the incentive payments depended solely upon the rate of increase in the Company's net income over the previous year, except that in one case an additional incentive payment was based upon a performance goal specific to the executive's function. For group chief executive officers, the incentive payments depended solely upon the budgeted operating income of the operating business groups they manage, except that from 9% to 24% of the incentive payment could be lost depending upon the group's average number of days sales outstanding in accounts receivable.

On average, total cash compensation at targeted goals for executive officers increased by approximately 7% in 1994, and incentive payments at targeted goals constituted approximately 27% of total cash compensation. Based upon actual 1994 results, all executive officers met or exceeded their targeted goals except for two group chief executive officers.

Historically, the Company's stock based award plans have represented its long-term incentive program for executive officers. Stock options and restricted stock awards have been granted at irregular intervals at the discretion of the Compensation Committee, but with the goal of implementing the Company's compensation policies described above. In deciding whether to grant an award to a particular executive and, if so, for how many shares, the Compensation Committee considers primarily the executive's position, skills, achievements and tenure with the Company, the level and vesting schedule of awards previously granted to the executive, and, in applicable cases, the number of shares of the Company's common stock received by the executive when the executive's business was acquired by the Company. The Compensation Committee also takes into account the total number of stock options outstanding both before and after the newly contemplated awards. Consistent with the foregoing, options were granted to five corporate officers in 1994 (see "Proposal Two").

In 1994, the Company began granting long-term incentive compensation awards to the group chief executive officers under the Company's 1994 Equity Incentive Plan. These awards allow each group chief executive officer to earn options to purchase shares of the Company's common stock, based upon the cumulative growth in his group's operating income over three years. Similar awards were granted to the group chief executive officers in 1995. The Company currently plans, but will have no legal obligation or commitment, to continue granting similar long-term executive incentive compensation awards to the group chief executive officers on an annual basis, subject to approval by the Compensation Committee. Each of these annual awards would cover three-year incentive periods.

Section 162(m) of the Internal Revenue Code denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance based compensation. The Company has been advised that stock options granted before the adoption of Section 162(m) are not subject to the limit on deductions and that its general stock option grants will qualify for the performance based exclusion. The Compensation Committee has not recommended any change to the Company's current executive compensation policies and plans at this time, but will continue to evaluate the impact of tax regulations as they are finalized to ensure that the Company's executive compensation plans most effectively serve the interests of the Company and its stockholders.

Mr. Mann's base salary for 1994 was $370,000, an increase of $30,000 or 8.8% over his 1993 base salary. Mr. Mann's 1994 annual cash incentive payment depended solely upon the rate of increase in the Company's net income. The Company's goal is to grow its net income by at least 15% per year. If the Company's 1994 net income had increased by 15%, then Mr. Mann's 1994 incentive payment would have been approximately $232,000, yielding total cash compensation slightly above the 50th percentile of competitive compensation levels based upon the Company's analysis. The Company's actual 1994 net income grew by 23% (excluding from 1993 net income the gain from a product line sale), yielding an incentive payment to Mr. Mann of $389,492.

                           Michael C. Brooks, Chairman of Compensation Committee Albert A. Eisenstat, Member of Compensation Committee
                             Bernard Goldstein, Member of Compensation Committee

Summary Compensation Table

The following table contains certain information about compensation earned during the last three fiscal years by the Company's chief executive officer and four other executive officers who were most highly compensated during the most recent fiscal year. The Company's fiscal year is the calendar year.

- ---------------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensatation           Long-Term Compensation
                                             -----------------------------------------------------------------
                                                                                  Awards/(2)(3)/    Payouts        All
     Name and Principal Position        Year   Salary    Bonus        Other     ------------------------------     Other
                                                ($)       ($)        Annual        Securities      Long-Term     Compensa-
                                                                    Compensa-      Underlying      Incentive     tion ($)/(4)/
                                                                  tion ($)/(1)/  Options/SARs (#)   Plans ($)
=================================================================================================================================
JAMES L. MANN                           1994  370,000   389,492          55,578               --          --           3,684

   Chairman of the Board, President     1993  340,000   364,928          53,161               --          --           8,929
   and Chief Executive Officer
                                        1992  325,000   267,227          51,430               --          --           8,728
- ---------------------------------------------------------------------------------------------------------------------------------
KENNETH R. ADAMS/(5)/                   1994  175,000   197,588           7,714               --          --           5,625

   Chief Executive Officer, SunGard     1993  170,000   259,500           6,227               --          --          12,306
   Recovery Services Group
                                        1992  238,500   289,195           6,030               --   1,367,183          11,634
- ---------------------------------------------------------------------------------------------------------------------------------
CRISTOBAL I. CONDE                      1994  297,250   104,013              --               --          --           5,625

   Chief Executive Officer, SunGard     1993  297,250        --              --               --          --           4,891
   Capital Markets Systems Group
                                        1992  292,224        --              --               --          --           3,782
- ---------------------------------------------------------------------------------------------------------------------------------
PHILIP L. DOWD                          1994  228,000   287,853           7,581               --          --           5,625

   Chief Executive Officer, SunGard     1993  210,000   132,839           3,997               --          --           6,745
   Trust & Shareholder Systems Group
                                        1992  192,244   150,412           2,202               --          --           7,989
- ---------------------------------------------------------------------------------------------------------------------------------
LAWRENCE A. GROSS                       1994  201,285    86,998           4,890            4,000          --           5,625

  Vice President and General Counsel    1993  191,700    87,516           4,827               --          --           7,796

                                        1992  154,000   118,834           3,853            1,575          --           6,862
- ---------------------------------------------------------------------------------------------------------------------------------

(1)  Consists of amounts reimbursed in connection with the payment of taxes.
     The cost of perquisites is not disclosed for any executive officer named in the table, because the disclosure threshold (the lower of $50,000 or 10% of salary plus bonus) was not reached.

(2) On December 31, 1994, based upon the last sale price that day of $38.50 per share of the Company's common stock, Messrs. Mann, Adams, Dowd and Gross held 62,500, 2,000, 1,000 and 560 restricted shares, respectively, valued at $2,406,250, $77,000, $38,500 and $21,560, respectively. The Company has never paid dividends on its common stock, but holders of restricted shares would be entitled to dividends if any were paid.

(3) Generally, the Company's stock option and restricted stock awards vest over five years. Upon termination of employment, only vested stock option shares may be purchased, but unvested restricted stock vests immediately except in the case of a voluntary resignation or termination for cause. Upon a change in control of the Company, all unvested stock options and restricted stock vests six months later or upon an earlier involuntary termination of employment without cause (see "Proposal Two").

(4) Consists of Company contributions to a defined contribution retirement plan. For Mr. Adams, also included are premium payments for a personal (not a key-man) life insurance policy of $3,312 and $2,906 in 1993 and 1992, respectively.

(5) During 1988, when Mr. Adams became the chief executive officer of SunGard Recovery Services, the Company granted to him a long-term incentive award covering the years 1989 through 1992. The payouts under this long-term incentive award, which were based upon the financial performance of the business units managed by Mr. Adams, consisted of stock options having an exercise price of $8.00 per share with all option shares fully vested on the date earned.

Option Grant Table

The following table contains, for each of the Company's executive officers named in the Summary Compensation Table, (a) the number of shares of the Company's common stock underlying options granted during 1994, (b) the percentage that those options represent of total options granted to employees during 1994, (c) the exercise price per share, which equals the market value on the date of grant, (d) the expiration date, and (e) the potential realizable value, assuming 5% and 10% annual rates of appreciation (compounded annually) in the market value of the Company's common stock throughout the option term.

- --------------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable Value
                                                                                                at Assumed Annual Rates
                                                                                              of Stock Price Appreciation
                                                    INDIVIDUAL GRANTS                             for Option Term/(1)/
                      ----------------------------------------------------------------------------------------------------
                               Number of          % of Total      Exercise
                              Securities        Options Granted   or Base
     Name                 Underlying Options    to Employees in    Price    Expiration Date       5% ($)         10% ($)
                             Granted (#)          Fiscal Year      ($/Sh)
==========================================================================================================================
James L. Mann                              --                --         --               --             --              --
- --------------------------------------------------------------------------------------------------------------------------
Kenneth R. Adams                           --                --         --               --             --              --
- --------------------------------------------------------------------------------------------------------------------------
Cristobal I. Conde                         --                --         --               --             --              --
- --------------------------------------------------------------------------------------------------------------------------
Philip L. Dowd                             --                --         --               --             --              --
- --------------------------------------------------------------------------------------------------------------------------
Lawrence A. Gross/(2)/                  4,000                8%      38.75        2/14/2004         97,650         246,450
- --------------------------------------------------------------------------------------------------------------------------

(1) The actual value, if any, which an option holder may realize will depend upon the amount by which the actual market value on the date of exercise exceeds the exercise price and also on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the potential realizable values stated in this table.

(2) The option granted to Mr. Gross is an incentive stock option, which vests over five years in equal 20% increments and is exercisable in increments of 2,580 beginning February 15, 1995 and 1,420 beginning January 1, 1996.

Aggregated Option Exercises and Year-End Option Value Table

The following table contains, for each of the Company's executive officers named in the Summary Compensation Table, (a) the number of shares of the Company's common stock acquired upon the exercise of options during 1994, (b) the value realized as a result of those exercises (based upon the last sale price on the date of exercise less the option exercise price), (c) the number of shares of the Company's common stock underlying unexercised options held on December 31, 1994, and (d) the value of in-the-money options held on December 31, 1994, based upon the last sale price that day of $38.50 per share of common stock.

- ---------------------------------------------------------------------------------------------------------------------
                            Shares                   Number of Securities Underlying       Value of Unexercised
                           Acquired      Value            Unexercised Options              In-The-Money Options
         Name                 on       Realized ($)          at Year-End (#)                  at Year-End ($)
                          Exercise (#)              -----------------------------------------------------------------
                                                     Exercisable/(1)/  Unexercisable  Exercisable/(1)/  Unexercisable
=====================================================================================================================
James L. Mann                     --            --             68,568          2,682         2,019,916         65,709
- ---------------------------------------------------------------------------------------------------------------------
Kenneth R. Adams/(2)/             --            --             12,969             --           395,555             --
- ---------------------------------------------------------------------------------------------------------------------
Cristobal I. Conde                --            --              5,000             --           142,500             --
- ---------------------------------------------------------------------------------------------------------------------
Philip L. Dowd                20,000       660,000             63,000             --         1,816,000             --
- ---------------------------------------------------------------------------------------------------------------------
Lawrence A. Gross                 --            --             25,575          4,000           651,822             --
- ---------------------------------------------------------------------------------------------------------------------

(1) Exercisable option shares include 9,818, 1,000, 10,000 and 8,545 unvested, in-the-money option shares having year-end values of $240,541, $28,500, $285,000 and $208,493, respectively, which, if acquired by Messrs. Mann, Conde, Dowd and Gross, respectively, would be subject to transfer restrictions and repurchase by the Company under the Company's stock option plans.

(2) All options held by Mr. Adams at year-end were options that he received as long-term incentive payouts (see "Summary Compensation Table").

Long-Term Incentive Plan Award Table

The following table contains, for each of the Company's executive officers named in the Summary Compensation Table, the number of shares of the Company's common stock underlying options that will be granted pursuant to awards under the Company's 1994 Equity Incentive Plan if threshold, target and maximum goals are met. The awards will allow each group chief executive officer to earn options to purchase shares of the Company's common stock, based upon the cumulative growth in his group's operating income during 1994 through 1996. Stock options earned under these awards will be nonqualified options, will be granted as of the first trading day after the end of the three-year incentive period, will have a term of ten years beginning on the date of grant, and will be fully vested beginning on the date of grant.

- ------------------------------------------------------------------------------------------------------------
                                                                         Estimated Future Payouts
                       Number of                                  under Non-Stock Price-Based Plans/(1)/
                        Shares        Performance or Other   -----------------------------------------------
        Name          Underlying     Period Until Maturation
                        Options            or Payout            Threshold       Target         Maximum
                      Awarded (#)                             (# of shares)  (# of shares)  (# of shares)
============================================================================================================
James L. Mann                   --                        --            --             --             --
- ------------------------------------------------------------------------------------------------------------
Kenneth R. Adams            10,200         1/1/94 - 12/31/96         5,100         10,200         10,200
- ------------------------------------------------------------------------------------------------------------
Cristobal I. Conde           6,800         1/1/94 - 12/31/96         3,400          6,800          6,800
- ------------------------------------------------------------------------------------------------------------
Philip L. Dowd              10,200         1/1/94 - 12/31/96         5,100         10,200         10,200
- ------------------------------------------------------------------------------------------------------------
Lawrence A. Gross               --                        --            --             --             --
- ------------------------------------------------------------------------------------------------------------

(1) If the threshold is not achieved, then no options will be earned. If actual results are between the threshold and target goals, then the number of option shares will be prorated, and the exercise price will be $38.65 per share, which is the average of the last reported sale prices of the Company's common stock on the first ten trading days of 1994. If the target is exceeded, then the maximum number of option shares will be the target amount, and the option exercise price will be reduced depending upon the amount by which the target was exceeded, but not below $24.74 per share.

Certain Transactions with Management

Recipients of restricted stock awards from the Company also received non-recourse, balloon loans from the Company to help defray taxes due as a result of the awards. These loans bear interest at the prime rate, and the Company reimburses recipients for their costs incurred in connection with the interest due under the loans. In 1991, Mr. Mann received such a loan in the amount of $499,750. This loan was outstanding throughout 1994 and matures in May 1995.


Compensation Committee Interlocks and Insider Participation

Messrs. Brooks, Eisenstat and Roth served on the Compensation Committee from May 1993 until May 1994. Messrs. Brooks, Eisenstat and Goldstein have served on the Compensation Committee since May 1994.

No person who served as a member of the Company's Compensation Committee during 1994 was a current or former officer or employee of the Company. Mr. Roth, a member of the Company's Compensation Committee until May 1994, is Of Counsel to Rosenman & Colin, a law firm engaged by the Company for certain matters. Mr. Goldstein, a current member of the Company's Compensation Committee, is Managing Director of Broadview Associates, L. P., an investment banking firm engaged by the Company in connection with acquisitions.

During 1994, the Company had no compensation committee "interlocks"--meaning that it was not the case that an executive officer of the Company served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of the Compensation Committee of the Company.

Performance Graph

The following graph shows a comparison of the five-year cumulative total return for the Company's common stock, the S&P 500 Index and the S&P Computer Software and Services Index, assuming an investment of $100 in each on December 31, 1989. The data points used for the performance graph are listed in the chart below.





                          [PERFORMANCE GRAPH APPEARS HERE]





- ---------------------------------------------------------------------------------------------------------
Performance Graph Data Points                  12/31/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94
=========================================================================================================
SunGard Data Systems Inc. Common Stock           100        47        79        125       174       162
- ---------------------------------------------------------------------------------------------------------
S&P 500 Index/(1)/                               100        97       126        136       150       152
- ---------------------------------------------------------------------------------------------------------
S&P Computer Software & Services Index/(1)/      100        78       119        141       180       213
- ---------------------------------------------------------------------------------------------------------

(1)  Source:  Zacks Investment Research, Inc.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires the Company's directors and officers (and possibly other persons) to file reports about their beneficial ownership of the Company's common stock. Based solely upon a review of the copies of such reports furnished to the Company by its directors and officers during and with respect to the year 1994, and based upon their written representations that they were not required to file any other reports for 1994, the Company believes that none of its directors or officers failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act with respect to the year 1994.


                                  PROPOSAL TWO

                          APPROVAL OF AN AMENDMENT TO
                      THE COMPANY'S 1986 STOCK OPTION PLAN

The Company's 1986 Stock Option Plan, as amended through February 12, 1995 ("1986 Plan"), expires pursuant to its terms on January 31, 1996. Under the 1986 Plan, options may be granted for a total of 1,000,000 shares of the Company's common stock (subject to appropriate adjustments to reflect changes in the capitalization of the Company). Of those 1,000,000 shares, approximately 113,000 shares (plus any shares subject to options under the 1986 Plan which may in the future be terminated or repurchased by the Company) remain available for future options. On February 13, 1995, the Board of Directors approved an amendment to the 1986 Plan extending the term of the 1986 Plan until February 13, 1998 and establishing an individual limit of 100,000 shares per recipient per year (the "Amendment"). If the stockholders do not approve the Amendment, then the 1986 Plan will expire on January 31, 1996.

Options granted under the 1986 Plan may be incentive options or options not intended to qualify as incentive options ("nonqualified options"). Stock appreciation rights ("SARs") may be granted in tandem with nonqualified options. All officers (including directors who are officers) and key employees of the Company are eligible to participate in the 1986 Plan.

The 1986 Plan is administered by the Compensation Committee, which determines, among other things, which officers and key employees will be granted options and SARs under the 1986 Plan, whether options will be incentive or nonqualified options, and the number of shares (subject to the individual limit of 100,000 shares per recipient per year if the Amendment is adopted), date of grant, duration and exercise price of options and SARs. The Compensation Committee has the right to adopt rules for the administration of the 1986 Plan, construe and correct defects in the 1986 Plan, and suspend or terminate the 1986 Plan subject to certain conditions. The 1986 Plan may be amended or terminated by the Board of Directors, subject to certain conditions, provided that stockholder approval will be required whenever necessary for the 1986 Plan to continue to satisfy the requirements of the Internal Revenue Code applicable to incentive options or the requirements of any applicable securities law, rule or regulation.

All options granted under the 1986 Plan must have an exercise price not less than the market price of the Company's common stock on the date of grant. Generally, these options have ten year terms and are exercisable in full one year after the date of grant, subject to certain tax-related restrictions in the case of incentive options. Generally, shares subject to these options vest over a five-year period, subject to acceleration upon a change in control of the Company if the option holder does not voluntarily terminate employment during the first six months after the change in control occurs. For purposes of the 1986 Plan, a "change in control" means: (1) the occurrence of an event that would be required to be reported by the Company under Item 1(a) of Form 8-K pursuant to the Exchange Act; (2) the acquisition or receipt, in any manner, by any person or any group of persons acting in concert, of direct or indirect beneficial ownership of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; (3) a change in the constituency of the Board of Directors of the Company with the result that individuals (the "Incumbent Directors") who are currently members of the Board cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board subsequently and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (4) the sale, exchange or other disposition of all or a significant portion of the Company's business or assets, or the execution by the Company of a binding agreement providing for such a transaction. Unvested shares are subject to transfer restrictions and repurchase by the Company upon termination of employment.

Payment of the option exercise price may be made in cash, shares of common stock or a combination of both. Unexercised options terminate three months after termination of the option holder's employment with the Company (one year in the case of death or disability). Options granted under the 1986 Plan are not transferable except by will or the laws of descent and distribution.

Generally, there are no federal income tax consequences to the option holder or the Company as a result of the grant of an incentive option, nonqualified option or SAR, nor as a result of the exercise of an incentive option (except that the exercise may result in the option holder owing alternative minimum tax). Upon exercise of a nonqualified option or SAR, the option holder recognizes ordinary income equal to the difference between the market price and exercise price of the stock involved, and the Company is entitled to a federal income tax deduction in the same amount provided that certain withholding requirements are satisfied. Market value is determined on the date of exercise, except that different rules may apply in the case of option holders who are subject to
Section 16(b) of the Exchange Act regarding "short swing" profits.

The nature of any gain or loss recognized by an optionee upon a taxable disposition of shares acquired under the 1986 Plan depends upon how long the option holder holds the shares and whether the shares are acquired by exercising an incentive option. There are no federal income tax consequences to the Company due to the disposition of shares, except that the Company is entitled to deductions with respect to dispositions of shares acquired upon exercise of an incentive option if the disposition occurs within two years after the date of grant or one year after the date of exercise.

The purpose of the Amendment is to continue to provide shares for future option grants to officers and key employees of the Company and to comply with a recent federal income tax provision. The Board of Directors believes that the Company and its stockholders benefit significantly from having the Company's key management employees receive options to purchase the Company's common stock, and that the opportunity thus afforded these employees to acquire common stock is an essential element of an effective management incentive program.

No determinations have been made as to how or when the remaining 113,000 option shares will be allocated among any particular executive officers or other key employees. During 1994, options to acquire 51,000 shares were issued under the 1986 Plan, of which 26,000 were issued to executive officers, representing 51% of the total, and 4,000 were issued to Mr. Gross, representing 8% of the total. During February 1995, options to acquire 118,000 shares were issued under the 1986 Plan, none of which were issued to executive officers. On March 15, 1995, the last reported sale price for the Company's common stock was $45.00 per share.

There are three reasons for seeking stockholder approval of the proposed Amendment. One is to satisfy a NASD bylaw that requires companies whose shares are reported on The Nasdaq Stock Market to obtain stockholder approval of stock plans for directors, officers or key employees. The second reason is to satisfy a federal income tax law that requires stockholder approval of incentive stock option plans. The final reason is to satisfy the requirements of Rule 16b-3 under the Exchange Act, which include stockholder approval. If the requirements of Rule 16b-3 are satisfied, then neither the grant of an option under the 1986 Plan, nor, subject to certain conditions, the transfer of shares to pay an option price under the 1986 Plan, will trigger the provisions of Section 16(b) of the Exchange Act regarding "short-swing" profits.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO.


                                 PROPOSAL THREE

                          RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

The accounting firm of Coopers & Lybrand L.L.P. has acted as the Company's independent accountants since its inception in 1983 and has been recommended by the Audit Committee and selected by the Board of Directors to serve as the Company's independent accountants for 1995. Coopers & Lybrand's services to the Company for 1994 included the audit of the Company's annual consolidated financial statements, reviews of certain of the Company's federal income tax returns, audits or reviews of many of the Company's data processing and disaster recovery centers, and consultation on various tax, securities and other matters.

A representative of Coopers & Lybrand L.L.P. is expected to be present at the 1995 Annual Meeting, to have the opportunity to make a statement if he desires to do so, and to be available to respond to appropriate questions.

Although the selection of the Company's independent public accountants is not required by law to be submitted to the stockholders for ratification, the Company has adopted the policy of submitting this selection to a vote of its stockholders. If the stockholders do not ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1995, then the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL THREE.


                             STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company's 1996 Annual Meeting must be submitted by December 5, 1995 to receive consideration for inclusion in the Company's 1996 proxy materials.


                                 OTHER MATTERS

The Company currently knows of no other business that will be presented for consideration at the 1995 Annual Meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to those matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any such matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

EACH PERSON SOLICITED BY THIS PROXY STATEMENT MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE COMPANY'S HEADQUARTERS, ATTENTION: INVESTOR RELATIONS.


By Order of the Board of Directors,

 s/Lawrence A. Gross

Lawrence A. Gross
Vice President and General Counsel,
Secretary


April 3, 1995
Wayne, Pennsylvania

                          SunGard(R) Data Systems Inc.
                     Form of Proxy for 1995 Annual Meeting


                          SunGard(R) Data Systems Inc.

                1995 Annual Meeting of Stockholders--May 8, 1995

          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James L. Mann and Malcolm I. Ruddock, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent the undersigned and to vote, as directed below, all shares of Common Stock of SunGard Data Systems Inc. (the "Company") held by the undersigned as of March 15, 1995, at the Company's 1995 Annual Meeting of Stockholders to be held on May 8, 1995 or at any postponement or adjournment of the meeting.

PROPOSAL 1:  [_]FOR  the election of Gregory S. Bentley, Michael C. Brooks,
             Albert A. Eisenstat, Bernard Goldstein, James L. Mann, Michael Roth, Malcolm I. Ruddock and Lawrence J. Schoenberg as directors.

             To withhold authority to vote for all nominees, check here: [_]

             To withhold authority to vote for any individual nominee(s), clearly print his or their names in this space:

             ------------------------------------------------------------------

PROPOSAL 2:  [_]FOR  [_]AGAINST  [_]ABSTAIN  the approval of an Amendment to the
             Company's 1986 Stock Option Plan extending the term of the Plan.

PROPOSAL 3:  [_]FOR  [_]AGAINST  [_]ABSTAIN  the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for 1995.

                       THIS PROXY WILL BE VOTED AS DIRECTED ABOVE.
             UNLESS YOU DIRECT OTHERWISE, THIS PROXY WILL BE VOTED "FOR" ALL
                                     PROPOSALS.

                                                     (continued on reverse side)

                                                   (continued from reverse side)

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY WITH RESPECT TO CERTAIN MATTERS, AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

The undersigned hereby acknowledges receipt of the Company's 1994 Annual Report to Stockholders, Notice of the Company's 1995 Annual Meeting of Stockholders, and the Company's Proxy Statement dated April 3, 1995.

                                     Date:__________________________, 1995
                                           (please date this proxy)

                                     _____________________________________

                                     _____________________________________
                                                   signature(s)

                                     Please sign your name exactly as it is
                                     printed on this proxy, indicating any title or other representative capacity. If more than one name is printed on this proxy, all must sign.

PLEASE DATE AND SIGN THIS PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-
                                 PAID ENVELOPE.

  PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE COMPANY'S 1995 ANNUAL MEETING: [_]

                                 Exhibit 10.10

                           SUNGARD DATA SYSTEMS INC.

                             1986 STOCK OPTION PLAN

1.   Purpose of Plan
     ---------------

     The purpose of the 1986 Stock Option Plan (the "Plan") contained herein is to provide additional incentive to key employees of SunGard Data Systems Inc. or of any other corporation permitted by Section 422A(a)(2) of the Internal Revenue Code of 1954, as amended (the "Code"), including current or future parent or subsidiary corporations (the "Company") by encouraging those employees to invest in shares of the Company's stock and thereby acquire a proprietary interest in the business of the Company and an increased personal interest in their continued success and progress to the mutual benefit of employees and shareholders.

2.   Aggregate Number of Shares
     --------------------------

     The aggregate number of shares of the Company's Common Stock, par value $.01 per share, which may be issued under this Plan shall be 300,000 shares. Notwithstanding the foregoing, in the event of any change in the capitalization of the Company such as by stock dividend, stock split or what the Compensation Committee, as hereinafter defined, deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Compensation Committee; provided, however, that such adjustment shall be approved by the shareholders of the Company if required by
Section 422A of the Code and the regulations thereunder. Reacquired shares of the Company's Common Stock as well as unissued shares may be used for the purpose of this Plan. Shares of Common Stock subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this plan.

3.   Class of Employees Eligible to Receive Options
     ----------------------------------------------

     All officers and key employees of the Company are eligible to receive an option or options under this Plan. The officers and key employees who shall, in fact, receive an option or options shall be selected by the Compensation Committee, as hereinafter defined, in its sole discretion, except as otherwise specified in Section 4 hereof. No director who is not also an employee of the Company shall be eligible to be granted an option or options under the Plan.

4.   Administration of Plan
     ----------------------

     (a) This Plan shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors. The Committee shall consist of a minimum of three members of the Board of Directors, each of whom shall be a "disinterested person" as defined in Rule 16B-3 under the Securities Exchange Act of 1934, as amended. The Committee shall, in addition to its other authority and subject to the provision of this Plan, have authority in its sole discretion to determine the officers and key employees of the Company and any current or future parent or subsidiary corporation who are eligible to receive options under this Plan, the officers and key employees who shall in fact be granted an option or options, whether the option shall be an incentive stock option or a non-qualified stock option (as hereinafter defined), the number of shares to be subject to an option, the time or times at which an option shall be granted, the rate at which an option shall be exercisable, and, subject to
Section 5 hereof, the price at which an option shall be is exercisable and the duration of the option.

     (b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the exclusive right to construe the Plan and the options issued pursuant to it, correct defects and omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to the Committee or the Board of Directors, or for the acts or omissions of any other members of the Committee or the Board of Directors. Subject to the numerical limitation on Committee memberships set forth in
Section 4(a) hereof, the Board of Directors may at any time appoint additional members to the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors, if it so desires.

5.   Incentive Stock Options and Nonqualified Stock Options
     ------------------------------------------------------

     (a) Options issued pursuant to this Plan may be either incentive stock options granted pursuant to Section 5(b) hereof ("Incentive Stock Options") or nonqualified stock options granted pursuant to Section 5(c) hereof ("Nonqualified Stock Options"), as determined by the Committee. An Incentive Stock Option is an option which satisfies all of the requirements of Section 422A of the Code and the regulations thereunder, and a Nonqualified Stock Option is an option which does not satisfy certain of those requirements. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for the Incentive Stock Options and Nonqualified Stock Options granted under this Plan shall be equal to at least 100% of the fair market value, as determined by the Committee in accordance with its interpretation of the requirements of Section 422A of the Code and the regulations thereunder, of the Company's Common Stock on the date of the grant of the option; provided, however, that if an Incentive Stock Plan is granted to an individual who, at the time the option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, the option price shall not be less than 110% of the fair market value, as determined by the Committee in accordance with its interpretation of the requirements of Section 422A of the Code and the regulations thereunder, of the Company's Common Stock on the date of the grant of the option, and such option shall not be exercisable after the expiration of five years from the date such option is granted.

     (b) Incentive Stock Options granted pursuant to this Plan shall be granted substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Notwithstanding any other provisions hereof, the aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the stock for which any employee may be granted Incentive Stock Options in any calendar year (under all Incentive Stock Option plans of the Company and any parent and subsidiary corporation as defined in Section 425(e) and (f) of the Code and the regulations thereunder) shall not exceed $100,000, plus any unused limit carryover to such year. The unused limit carryover available in any calendar year to any employee shall be determined in accordance with Section 422A(c)(4) of the Code and the regulations thereunder. Incentive Stock Options shall not be exercisable after the expiration of ten years from the date such options are granted, unless terminated earlier under the terms of the option or pursuant to the terms of
Section 5(a) above. At the time of the grant of an Incentive Stock Option hereunder the Committee may, in its discretion, modify or amend any of the option terms contained in Appendix I for any particular optionee, provided that the option as modified or amended satisfies the requirements of Section 422A of the Code and the regulations thereunder. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an Incentive Stock Option as that term is defined in Section 422A of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(B) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an incentive stock option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

     (c) Nonqualified Stock Options granted pursuant to this Plan shall be granted substantially in the form set forth in Appendix II hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Nonqualified Stock Options shall not be exercisable after the expiration of ten years and five days after the date such options are granted, unless terminated earlier under the option terms. At the time of the grant of a Nonqualified Stock Option hereunder, the Committee may, in its discretion, modify and amend any of the option terms contained in Appendix II for any particular optionee, provided that the option as modified or amended does not expire more than ten years and five days from the date of its grant and the option price is not less than 100% of the fair market value of the Company's Common Stock on the date of such grant.

     (d) Neither the Company nor any of its current or future parents, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) hereof does not qualify as an Incentive Stock Option as that term is used in Section 422A of the Code and the regulations thereunder, (ii) any optionee does not obtain the tax benefits of such an Incentive Stock Option, or (iii) any option granted pursuant to Section 5(c) hereof is determined to be an Incentive Stock Option.

6.   Stock Appreciation Rights
     -------------------------

     The Compensation Committee may grant an optionee a stock appreciation right at the time of the grant of an option under this Plan, or at any time thereafter. Such right shall entitle the optionee to elect to surrender a Nonqualified Stock Option with respect to unpurchased shares currently exercisable at any time (subject to such terms and conditions as may be imposed by the Compensation Committee at the time of the grant) during the life of the option, and to receive therefor payment in the form of cash, shares of the Company's Common Stock, or any combination of shares and cash, as determined by the Compensation Committee in its discretion. The amount of such payment shall be equal to the difference between the fair market value of the shares with respect to which the stock appreciation right is exercised and the option price of those shares. For the purposes of this section, the fair market value of shares shall be determined by the Committee as of the last trading day prior to the date the notice of exercise of the stock appreciation right is received by the Compensation Committee. The Compensation Committee may establish such reasonable restrictions and conditions on exercise (including, but not limited to, waiting periods and exercise dates) of a stock appreciation right granted under this Plan as the Committee, in its discretion, shall determine.

7.   Modification, Amendment, Suspension and Termination
     ---------------------------------------------------

     No option shall be granted pursuant to this Plan after the expiration of ten years from and after the earlier of the date (i) the Plan is adopted, or
(ii) the Plan is approved by the shareholders of the Company. The Board of Directors reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If a modification or amendment of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of Incentive Stock Options, as that term is defined in Section 422A of the Code and regulations thereunder, pursuant to the modified or amended Plan, such modification or amendment shall also be approved by the shareholder of the Company in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

8.   Effectiveness of Plan
     ---------------------

     The effective date of the Plan shall be January 31, 1986. The Plan is subject to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

9.   General Conditions
     ------------------

     (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any parent, subsidiary or affiliated corporation, or interfere in any way with the rights of the Company or any parent, subsidiary or affiliated corporation to terminate his employment in any way.

     (b) Corporate action constituting an offer of stock for sale to any employee under the terms of an option to be granted hereunder shall be deemed completed as of the date the Committee authorizes the grant of such option to the employee, regardless of when such option is actually delivered to the employee or acknowledged or agreed to by him.

     (c) As a condition to the receipt of a grant of an option under this Plan, an optionee must execute an Incentive Stock Option Agreement and/or a Nonqualified Stock Option Agreement pursuant to which the optionee agrees, inter
                                                                           -----
alia, to the terms and conditions imposed by the Compensation Committee upon his
- ----
exercise of options granted under this Plan. Such terms and conditions may include a requirement that, upon his separation from the service of the Company prior to attaining a specified period of service, the optionee must resell to the Company any stock acquired pursuant to this Plan at a price equal to the original exercise price paid by the optionee for the shares in question. The stock option agreement may contain additional terms and conditions as determined by the Compensation Committee in its discretion.

     (d) The terms "parent corporation" and "subsidiary corporation" as used throughout this Plan shall (except as otherwise provided in the option form) have the meaning ascribed to those terms in Sections 422A(b), 425(e) and 425(f), respectively, of the code and the regulations thereunder, and the Company shall be deemed to be the grantor corporation for purposes of applying such meaning.

     (e) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

     (f) The use of the masculine pronoun shall include the feminine gender whenever appropriate.

                           SUNGARD DATA SYSTEMS INC.
                           -------------------------

                                AMENDMENT NO. 1
                                       TO
                             1986 STOCK OPTION PLAN
                             ----------------------

     In accordance with the resolutions adopted by the Board of Directors at its meeting on February 4, 1987, the SunGard Data Systems Inc. 1986 Stock Option Plan ("Plan") is amended as follows:

     1. Except as otherwise provided herein, (a) any reference in the Plan to the Internal Revenue Code of 1954, as amended, or to the Code shall be deemed to be a reference to the Internal Revenue Code of 1986, as amended, and (b) any reference in the Plan to any section of the Internal Revenue Code of 1954, as amended, or of the Code shall be deemed to be a reference to the appropriate corresponding section of the Internal Revenue Code of 1986, as amended.

     2.  Section 5(b) of the Plan is amended in its entirety to read as follows:

         "(b) Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall expire ten years after the date they are granted, unless terminated earlier under the option terms. With respect to Incentive Stock Options granted hereunder before January 1, 1987, the aggregate fair market value (determined as of the time the Incentive Stock Options are granted) of the stock for which any employee may be granted Incentive Stock Options in any calendar year (under all Incentive Stock Option plans of the Company and any parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year. With respect to Incentive Stock Options granted hereunder before January 1, 1987, the unused limit carryover available in any calendar year to any employee shall be determined in accordance with Section 422A(c)(4) of the Internal Revenue Code of 1954, as amended, and the regulations thereunder, as such existed before the enactment of the Tax Reform Act of 1986. With respect to Incentive Stock Options granted on and after January 1, 1987, the aggregate fair market value (determined as of the time the Incentive Stock Options are granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all plans of the optionee's employer corporation and its parent and subsidiary corporations which permit the granting of Incentive Stock Options) shall not exceed $100,000. At the time of granting an Incentive Stock Option hereunder, the Committee may, in its discretion, modify or amend any of the option terms contained in Appendix I for any particular optionee, provided that the option as modified or amended continues to be an Incentive Stock Option. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422A of the Code and the regulations thereunder. In the event this plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment."

     3. Appendix I to the Plan is amended in its entirety to conform to the attachment to this Amendment.

     4. This amendment shall be effective as of January 1,1987, and reflects the manner in which the Plan has operated since December 31, 1986.

Date:  February 4, 1987                         SunGard Data Systems Inc.


                                                By:____________________________
                                                   James L. Mann, President and
                                                   Chief Executive Officer

                           SUNGARD DATA SYSTEMS INC.
                           -------------------------


                                AMENDMENT NO. 2
                                       TO
                             1986 STOCK OPTION PLAN
                             ----------------------

     In accordance with the resolutions adopted by the Board of Directors of SunGard Data Systems Inc., a Delaware corporation, at its meeting duly held on November 1, 1988, the SunGard Data Systems Inc. 1986 Stock Option Plan, as previously amended by Amendment No. 1 thereto ("Plan"), is amended as follows:

     1. The first sentence of Section 2 of the Plan is amended in its entirety to read as follows:

         "The aggregate number of shares of the Company's Common Stock, par value $0.01 per share, which may be issued under this Plan shall be 500,000 shares."

     2. This amendment shall be effective as of November 1, 1988; provided however, that this amendment shall be subject to approval by the stockholders of the corporation at the corporation's 1989 annual meeting of stockholders. If such approval of the stockholders is not obtained at the corporation's 1989 annual meeting of stockholders, then, without any further action by the corporation or its Board of Directors, this Amendment shall be treated as having never become effective and shall be of no force or effect.

Date: November 1, 1988                   SunGard Data Systems Inc.


                                         By:__________________________________
                                            James L. Mann, President, Chairman
                                            and Chief Executive Officer

                           SUNGARD DATA SYSTEMS INC.
                           -------------------------

                                AMENDMENT NO. 3
                                       TO
                             1986 STOCK OPTION PLAN
                             ----------------------

     In accordance with the resolutions adopted by the Board of Directors of SunGard Data Systems Inc., a Delaware corporation (the "Company"), at its meeting duly held on February 6, 1990, the SunGard Data Systems Inc. 1986 Stock Option Plan, as previously amended ("Plan"), is amended as follows:

     1. The first sentence of Section 2 of the Plan is amended in its entirety to read as follows:

         "The aggregate number of shares of the Company's Common Stock, par value $0.01 per share, which may be issued under this Plan shall be 750,000 shares."

     2. This amendment shall not become effective unless and until it is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and entitled to vote at a duly convened meeting of the Company's stockholders. If this amendment is so approved by the Company's stockholders, then the date of such approval shall be the effective date of this amendment.

     3. This amendment shall be submitted to the Company's stockholders for approval at the Company's 1990 annual meeting of stockholders. If such approval is not obtained at such meeting (or at any subsequent meeting at which such approval is sought), then, at the discretion of the Board, this amendment may be re-submitted to the Company's stockholders for approval at any subsequent annual meeting of stockholders or at any special meeting of stockholders (including a special meeting that may be called solely for that purpose).

     4. Unless and until the approval of the Company's stockholders to this amendment is obtained, this amendment shall have no force and effect, and the Plan shall continue in effect in accordance with its terms without regard to this amendment.


Date: February 6, 1990                    SunGard Data Systems Inc.


                                          By:__________________________________
                                             James L. Mann, President, Chairman
                                             and Chief Executive Officer

                         SunGard(R) Data Systems Inc.

                                Amendment No. 4
                                      to
                            1986 Stock Option Plan

In accordance with the resolutions adopted by the Board of Directors of SunGard Data Systems Inc., a Delaware corporation ("Company"), at its meeting held on November 8, 1991, the SunGard Data Systems Inc. 1986 Stock Option Plan, as previously amended ("Plan"), is amended as follows:

NEW SECTION 10. Effective on the Effective Date (as defined below), new Section 10 is added to the Plan as follows:

     10.  Change in Control Provisions
          ----------------------------

          (a) With respect to each option granted under this Plan, whether granted before, on or after the Effective Date, if a Change in Control of the Company (as defined in Section 10(b) hereof) occurs, then all unvested shares under such option (if any are then unvested) shall automatically vest, without further action by the Company or the optionee, six months after the Change in Control of the Company occurred or, if sooner, upon a termination of the optionee's employment with the Company for any reason other than for Cause (as defined in Section 10(c) hereof). This provision shall not prevent the earlier vesting of any shares that otherwise would have vested during such period.

          (b) For purposes of this Section 10, a "Change in Control of the Company" means: (i) the occurrence of an event that would, if known to the management of SunGard Data Systems Inc. ("SunGard"), be required to be reported by SunGard under Item 1(a) of Form 8-K pursuant to the Securities Exchange Act of 1934 ("Exchange Act"); or (ii) the acquisition or receipt,
                                            --
     in any manner, by any person (as defined for purposes of the Exchange Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the Exchange Act) of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of SunGard; or (iii) a change in the constituency of
                                       --
     the Board of Directors of SunGard ("Board") with the result that individuals (the "Incumbent Directors") who are members of the Board on the date of this Amendment cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the Board after the date of this Amendment and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (iv) the sale, exchange or other disposition of all or a
            --
     significant portion of the Company's business or assets, or the execution by the Company of a binding agreement providing for such a transaction.

          (c) For purposes of this Section 10, a termination by the Company of an optionee's employment with the Company shall be for "Cause" only if:
     (i) at least two-thirds of the members of the board of directors of the optionee's employer-company ("Employer-Board") determined that the optionee
     (x) was guilty of gross negligence or
     willful misconduct in the performance of his or her duties for the Company, or (y) breached or violated, in a material respect, any agreement between the optionee and the Company or any of the Company's policy statements regarding conflicts-of-interest, insider trading or confidentiality, or (z) committed a material act of dishonesty or breach of trust; and (ii) such
                                                                ---
     determination was made at a duly convened meeting of the Employer-Board with respect to which the optionee received at least 10 days prior written notice, had a reasonable opportunity to attend (with counsel of his or her choice), and had a reasonable opportunity to make a statement and answer the allegations against him or her; and (iii) either (x) the optionee was
                                         ---
     given a reasonable opportunity to take remedial action but failed or refused to do so, or (y) at least two-thirds of the members of the Employer-Board also determined, at such meeting, that an opportunity to take remedial action would not have been meaningful under the circumstances.

          (d) For all purposes of this Section 10: (i) if an optionee is employed by a subsidiary of SunGard and such subsidiary ceases to be a subsidiary of SunGard, then the optionee's employment with the Company will be deemed to have been terminated by the Company without Cause, unless the optionee is transferred to SunGard or another subsidiary of SunGard; (ii) an optionee's employment with the Company will not be deemed to have been terminated if the optionee is transferred from SunGard to a subsidiary of SunGard, or vice versa, or from one subsidiary of SunGard to another; and
     (iii) if an optionee terminates his or her employment with the Company following a reduction in his or her rate of compensation, then the optionee's employment with the Company will be deemed to have been terminated by the Company without Cause.

EFFECTIVE DATE OF NEW SECTION 10. The "Effective Date" of New Section 10 of the Plan shall be November 8, 1991, unless postponed as follows:

     (1) The addition of New Section 10 to the Plan has been under consideration by the Board since at least February 1991. The Company was not during that period, and the Company is not on the date of this Amendment, planning, negotiating or consummating any plan of combination (as defined in A.P.B. 16) that was or is intended to be accounted for as a pooling-of-interests. The addition of new Section 10 to the Plan, therefore, has not been adopted in contemplation of any pooling-of-interests transaction.

     (2) It is the Company's express intention that the addition of new Section 10 to the Plan will not, by itself, prohibit the use of pooling-of-interests accounting treatment for any plan of combination in which the Company desires to participate and as to which the parties desire to use pooling-of-interests accounting treatment.

     (3) If, within two years after the date of this Amendment, any such plan of combination in which the Company desires to participate is initiated (as defined in A.P.B. 16), but the independent auditors of the Company or of a party that intends to acquire control of the Company will not approve pooling-of-interests accounting treatment for the sole reason that new Section 10 was added to the
                             ----
Plan within the two years preceding the initiation of such plan of combination, then the Company shall in good faith use its best efforts to secure such approval of such independent auditors by, for example, seeking an appropriate no-action letter or other consent from the Securities and Exchange Commission or taking such other appropriate actions, if any are reasonably possible, that will secure such approval.

     (4) If, despite such efforts, such independent auditors remain unable to approve the use of pooling-of-interests accounting treatment for such plan of combination for the sole reason that new Section 10 was added to the Plan within
                    ----
the two years preceding the initiation of such plan of combination, then the "Effective Date" of new Section 10 of the Plan shall be postponed until the earliest date that will permit such independent auditors to approve the use of pooling-of-interests accounting treatment for such plan of combination, but not later than November 8, 1993.


Date:   November 8, 1991            SunGard Data Systems Inc.


                                    By:
                                       ------------------------------------
                                       James L. Mann, Chairman, President
                                       and Chief Executive Officer

                         SunGard(R) Data Systems Inc.

                                Amendment No. 5
                                      to
                            1986 Stock Option Plan

In accordance with the resolutions adopted by the Board of Directors of SunGard Data Systems Inc., a Delaware corporation ("Company"), at its meeting held on February 16, 1993, the SunGard Data Systems Inc. 1986 Stock Option Plan, as previously amended ("Plan"), is amended as follows:

1. The first sentence of Section 2 of the Plan is amended in its entirety to read as follows:

          "The aggregate number of shares of the Company's Common Stock, par value $0.01 per share, which may be issued under this Plan shall be 1,000,000 shares."

2. This amendment shall not become effective unless and until it is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and entitled to vote at a duly convened meeting of the Company's stockholders. If this amendment is so approved by the Company's stockholders, then the date of such approval shall be the effective date of this amendment.

3. This amendment shall be submitted to the Company's stockholders for approval at the Company's 1993 annual meeting of stockholders. If such approval is not obtained at such meeting (or at any subsequent meeting at which such approval is sought), then, at the discretion of the Board, this amendment may be re-submitted to the Company's stockholders for approval at any subsequent annual meeting of stockholders or at any special meeting of stockholders (including a special meeting that may be called solely for that purpose).

4. Unless and until the approval of the Company's stockholders to this amendment is obtained, this amendment shall have no force and effect, and the Plan shall continue in effect in accordance with its terms without regard to this amendment.


Date:   February 16, 1993                 SunGard Data Systems Inc.


                                          By:
                                             ----------------------------------
                                             James L. Mann, Chairman, President
                                                and Chief Executive Officer

                         SunGard(R) Data Systems Inc.

                         SunGard(R) Data Systems Inc.

                                Amendment No. 6
                                      to
                            1986 Stock Option Plan

In accordance with the resolutions adopted by the Board of Directors of SunGard Data Systems Inc., a Delaware corporation ("Company"), at its meeting held on February 13, 1995, the SunGard Data Systems Inc. 1986 Stock Option Plan, as previously amended ("Plan"), is amended as follows:

1. The first sentence of Section 2 of the Plan is amended in its entirety to read as follows:

          "The aggregate number of shares of the Company's Common Stock, par value $0.01 per share, which may be issued under this Plan shall be 1,000,000 shares, with an individual limit of 100,000 shares per optionee per year."

2. The first sentence of Section 7 of the Plan is amended in its entirety to read as follows:

          "No option shall be granted pursuant to this Plan after February 13, 1998."

3. This amendment shall, for federal tax law purposes, result in the adoption of a new stock option plan.

4. This amendment shall not become effective unless and until it is approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and entitled to vote at a duly convened meeting of the Company's stockholders. If this amendment is so approved by the Company's stockholders, then the date of such approval shall be the effective date of this amendment.

5. This amendment shall be submitted to the Company's stockholders for approval at the Company's 1995 annual meeting of stockholders. If such approval is not obtained at such meeting (or at any subsequent meeting at which such approval is sought), then, at the discretion of the Board, this amendment may be re-submitted to the Company's stockholders for approval at any subsequent annual meeting of stockholders or at any special meeting of stockholders (including a special meeting that may be called solely for that purpose).

6. Unless and until the approval of the Company's stockholders to this amendment is obtained, this amendment shall have no force and effect, and the Plan shall continue in effect in accordance with its terms without regard to this amendment.


Date:   February 13, 1995                  SunGard Data Systems Inc.


                                           By:
                                              ----------------------------------
                                              James L. Mann, Chairman, President
                                                  and Chief Executive Officer

                                  ADDENDUM TO

                           SUNGARD DATA SYSTEMS INC.

                             1986 STOCK OPTION PLAN

                                      FOR

                            UNITED KINGDOM OPTIONEES
                            ------------------------



Solely for the purposes of options to be granted in the United Kingdom ("UK") the SunGard Data Systems Inc. 1986 Stock Option Plan, as amended ("the US Plan"), is hereby amended as follows:

  1. Preamble
     --------

     a. This Addendum adapts the terms of the US Plan in order to render the US Plan capable of approval as an Approved Share Option Scheme under
         Section 185 and Schedule 9 of the Income and Corporation Taxes Act
         1988.

     b. The adapted Plan ("the UK Plan") is for the benefit only of UK resident employees to SunGard Data Systems Inc. and all current or future companies of which it has control (the "Company").

     c. The UK Plan is an Addendum to the US Plan, must be read and construed in conjunction with the US Plan, and is subject to the terms and conditions of the US Plan except to the extent that such terms and conditions differ from, or conflict with, the terms set out herein.

  2. Definitions
     -----------

     For the UK Plan purposes, the following terms in the UK Plan including for the avoidance of doubt the US Plan shall have the following meanings. Unless otherwise defined herein or unless the context clearly requires otherwise, capitalised terms used herein shall have the meanings given to them in the US Plan.

     a.  Plan
         ----

         The Company's 1986 Incentive Stock Option Plan, as amended, including the UK Addendum.

     b.  Fair Market Value
         -----------------

         The value of a share of the Company's common stock as determined by the Board in accordance with Part VIII of the Capital Gains Tax Act 1979 and agreed in advance by the

         Inland Revenue Shares Valuation Division, but in no event shall such value be less than the fair market value determined for United States income tax purposes.

     c.  Stock Option
         ------------

         An option to purchase shares of the stock granted under the Plan, as specified in paragraph 5 of the US Plan.

     d.  Key Employees
         -------------

         Employees, including officers and directors, who, in the opinion of the Board of Directors or the Committee, can make significant contributions to the Company, as defined in paragraph 4a of the US Plan.

     e.  Qualifying Employee
         -------------------

         An employee other than a director of the Company who is required under the terms of his employment to work for at least twenty hours a week for the Company, excluding meal breaks.

     f.  Material Interest
         -----------------

         In respect of a person's shareholdings beneficially owned, or owned indirectly by the person and his associates (as defined in Section 417 Income and Corporation Taxes Act 1988) which enable the person, together with his associates to control more than 10% of the Company's stock.

     g.  Date of Grant
         -------------

         The date on which an option is granted.

     h.  Option Price
         ------------

         The price at which a participant may exercise an Option in accordance with the rules of the Plan.

     i.  Participant
         -----------

         A qualifying employee.

     j.  Relevant Emoluments
         -------------------

         The meaning which the terms bears in sub-paragraph (2) of paragraph 28 of Schedule 9 by virtue of sub-paragraph (5) of that paragraph.

     k.  Schedule 9
         ----------

         Schedule 9 to the Income and Corporation Taxes Act 1988.

     l.  Subsisting Option
         -----------------

         An Option which has neither lapsed or been exercised.

     m.  Associated Company
         ------------------

         Has the same meaning as in Section 416 of the Income and Corporation Taxes Act 1988.

  3. Eligibility of Employees
     ------------------------

     The conditions set out in paragraph 3 of the US Plan should be taken to be expanded as below for UK purposes.

     a. All participants must be qualifying employees of the Company or any of its affiliates; provided, however, that all participants must also meet the requirements for participation under the US Internal Revenue Code.

     b. Also, in the UK no participant may have, or have had within the preceding twelve months, a material interest in a close company within the meaning of Chapter I or Part XI of the Income and Corporation Taxes Act 1988, which is:

         (i) A company the shares of which may be acquired pursuant to the exercise of rights obtained under the Plan; or

         (ii) A company which has control of such a company or is a member of a consortium which owns such a company.

     c.  For the avoidance of doubt, any person precluded by paragraph 8 of
         Schedule 9 Income and Corporation Taxes Act 1988 may not be granted or exercise an option while so precluded.

  4. Stock Option
     ------------

     The nature of the Stock Options is covered by paragraph 5 of the US Plan, with the following amendments:

     a.  For UK purposes, payment or exercise will only be in cash.

     b. Notwithstanding the conditions of the US Plan regarding the timing of the exercising of options, options shall only be exercisable after the first anniversary of the grant of the relevant options and prior to the tenth anniversary thereof or the earlier expiration thereof. Where an individual exercises any option before three years from the date the option was granted he shall not receive the UK tax advantages prescribed in Section 185 (2) and (3) of the UK Income and Corporation Taxes Act 1988.

         Furthermore, if an option is exercised as provided in the US plan and such exercise is within three years of the exercise of an option which is approved under Section 185, the second option only will not receive the UK tax advantages prescribed in Section 185 (2) and (3) of the Income and Corporation Taxes Act 1988.

     c. The provisions of the Appendix I of the US plan relating to the Company's repurchase rights do not apply in the UK. For UK purposes only vested shares may be acquired upon exercise of options granted under the plan.

     d. Any adjustment to the Option Shares and Option Price as a result of a stock dividend, stock split, recapitalization or other variation in share capital will only be made following UK Inland Revenue approval.

  5. Limitation of Rights
     --------------------

     The conditions of paragraph 5 of the US Plan are expanded to contain the following:

     a. Notwithstanding paragraph 5(b), as amended, of the US Plan, stock options may not be granted if they exceed the lower of the limits set out in (i) paragraph 5(b) of the US Plan or, (ii) the UK limits set out below.

     b. Options may not be granted to the participant in the UK at any time if to do so would cause the aggregate of the Option Price for all subsisting Options granted to the Participant under the UK Plan or any other share option scheme approved by the Board of Inland Revenue under the provisions of Schedule 9, established by the Company or by any associated company of the company to exceed a sum equal to the greater of 100,000 pounds in sterling or four times the Participant's relevant emoluments at the exchange rate ruling on the date of the grant.

     c. No additional conditions restricting exercise will be imposed without prior Inland Revenue approval.

  6. Amendments
     ----------

     No amendments shall have effect for the purposes of the UK Plan until approved by the UK Inland Revenue. Conditions imposed under Clause 9(c) of the US Plan shall not be effective for the purposes of the UK Plan prior to UK Inland Revenue approval.

  7. Scheme Shares
     -------------

     a. For the avoidance of doubt, it is confirmed that the scheme shares described in Appendix I of the US Plan will satisfy the provisions of paragraph 10 to 14 of the Schedule 9.

     b. Shares will be allotted within the thirty (30) days of the date of exercise, subject to clause 3 of Appendix I of the US Scheme

  8. Stock Appreciation Rights
     -------------------------

     Clause 6 of the US Plan shall not apply for the purposes of the UK Plan.


  THE UNDERSIGNED CERTIFIES THAT THIS ADDENDUM WAS DULY ADOPTED BY THE BOARD OF DIRECTORS OF SUNGARD DATA SYSTEMS INC. ON THE TWELFTH DAY OF FEBRUARY, 1991.


                                         -------------------------------
                                         Lawrence A. Gross, Secretary of
                                         SunGard Data Systems Inc.